                                                                  EXHIBIT 10.20

April 2, 2002


Robert S. Rubin
1245 Hillcrest Field Drive
Chesterfield, MO 63005

Dear Bob:

Your existing Employment Letter-Agreement ("ELA") is amended as follows effective January 1, 2002.

Unless expressly amended herein, all other provisions of your ELA remain the same. Please sign two copies of this ELA amendment letter, retaining one copy for your files, and returning the other to the Company.

Sincerely,
UNITED INDUSTRIES CORPORATION


By /s/ Robert L. Caulk
   ------------------------
   Robert L. Caulk
   Chairman, CEO and President

I agree to this ELA amendment letter. I understand that my compensation is confidential information known only to me and the Company. I have previously certified my compliance with the Company's Confidential Information Policy by my signing the "Annual Certification of Compliance" with the Company's Business Code of Conduct (of which the Confidential Information Policy is a part) and I agree that I will continue to keep my compensation information confidential in accordance with that Policy.

/s/ Robert S. Rubin
---------------------------
Robert S. Rubin

15-April-02
---------------------------
Date

                                    EXHIBIT 1

                              COMPENSATION EXHIBIT

     DEFINITIONS:
     "YEAR": the Company's fiscal year, which as of the date of this Agreement is the same as calendar year.

     "EBITDA": represents net income from continuing operations before interest expense, income taxes, depreciation and amortization, excluding any non-recurring or extraordinary items, as determined in accordance with generally accepted accounting principles ("GAAP"), consistently applied.

     NOTE: IT IS UNDERSTOOD THAT THE COMPANY MAY BUT IS NOT REQUIRED TO PAY INCENTIVE COMPENSATION IN ANY YEAR IN WHICH THE COMPANY'S ACTUAL EBITDA FOR THE YEAR IS NOT AT THE PRE-DETERMINED MINIMUM OF TARGET EBITDA FOR THAT YEAR.

     "EBITDA GOAL": 100% of the Company's EBITDA performance objective for a given Year as determined by the Company's Board of Directors.

SUMMARY OF COMPENSATION:
Your compensation will consist of A) Base Salary; B) Incentive Compensation; as outlined below:

A. BASE SALARY shall be at the rate of $ 202,500 per year, payable monthly. This position is exempt from the Fair Labor Standards Act and, thus, you will not be eligible for overtime. In addition, you will be eligible to receive a salary increase effective January 1, 2003 based on personal performance.

B. Your INCENTIVE COMPENSATION consists of a bonus based on (1) your achieving pre-established individual performance objectives for the applicable Year ("MBO Component"), AND (2) the Company reaching its Target EBITDA for the applicable Year ("Target EBITDA Component"). Your total incentive potential will be 50% of your Base Salary if 100% of Target EBITDA is achieved and you achieve all pre-established individual performance objectives for the applicable Year, and up to 60% of Base Salary if 110% of Target EBITDA is achieved and you achieve all pre-established individual performance objectives for the applicable Year.

     (1) The MBO Component portion of your Incentive Compensation will be based on your achievement of pre-established individual performance objectives for the applicable Year and will be 20% of your total Incentive Compensation potential. A prorated portion of the MBO Component of your Incentive Compensation may be paid if you achieve a portion of your pre-established individual performance objectives for the applicable Year. This award, to be determined by management, is in recognition of your achieving pre-established individual performance objectives for the applicable Year and will be payable within ninety (90) days after Year-end. Your performance objectives for each Year will be established between you and the Chief Executive Officer.

     (2) The Target EBITDA Component portion of your total Incentive Compensation potential will be based on the Company reaching its Target EBITDA for the applicable Year and will be 80% of your total Incentive Compensation potential. A prorated portion of your EBITDA incentive may be paid if the Company achieves at least ninety (90) percent of its EBITDA goal for the applicable Year, payable within ninety (90) days after Year-end.

     Subject to application of the above referenced MBO Component and Target EBITDA Component, your total potential Incentive Compensation shall be calculated as follows:

          (a) If the Company's actual EBITDA for the year in question equals 90% of Target EBITDA for such year, your total Incentive Compensation will equal the product of (A) Base Salary multiplied by (B) 25%; plus

          (b) Incentive Compensation will increase by an amount equal to the product of (A) Base Salary multiplied by (B) 2.5% multiplied by
               (C) the number of percentage points by which the Company's actual EBITDA for the year in question exceeds 90% of Target EBITDA for such year up to a maximum of 25% of Base Salary in any year; plus

          (c) Incentive Compensation will increase by an amount equal to the product of (A) Base Salary multiplied by (B) 1% multiplied by (C) the number of percentage points by which the Company's actual EBITDA for the year in question exceeds 100% of the Target EBITDA for such a year up to a maximum of 110% of Target EBITDA.

     By way of example only, and to clarify the calculation of your total Incentive Compensation for any given year, it will be assumed that your Base Salary is $200,000, you achieve three (3) of five (5) equally weighted of your pre-established individual performance objectives for the year, and the Company reaches 95% of its Target EBITDA for the year. Under these assumed facts, your total potential Incentive Compensation will be $65,000 and your actual Incentive Compensation under this example would be $59,800, calculated as follows:

          TOTAL POTENTIAL INCENTIVE COMPENSATION:

          (a)  Base Salary ($200,000) multiplied by 20% = $40,000; plus
          (b)  Base Salary ($200,000) multiplied by 2.5% multiplied by 5 =
               $25,000
          (c)  The total of (a) plus (b) is $65,000.

          Actual Incentive Compensation:

          (a) The MBO Component is 20% of Incentive Compensation. By achieving 3 of 5 equally weighted pre-established individual performance objectives, you earned 60% of 20% of your total Incentive Compensation potential, or $7,800 ($65,000 multiplied by 20% multiplied by 60%); and
          (b) Target EBITDA Component is 80% of Incentive Compensation. In this example, your Target EBITDA Component is $52,000 ($65,000 multiplied by 80%).
          (c)  The total of (a) plus (b) is $59,800.

     Eligibility for Incentive Compensation requires that you be employed at Year-end, and that your employment is not terminated for cause prior to payment of any award of Incentive Compensation. The Company may elect, at its discretion, to pay a portion of the Incentive prior to the end of the Year.

     If you are not in the employ of the Company for the entire Year, but you are in the employ of the Company at Year-end, the Incentive Compensation for that year will be a fractional portion of the award. The numerator of the fraction is the number of months you are employed by the Company and the denominator is 12. Employees with a hire date after the 15th of any month will not get credit for that month toward Incentive Compensation calculation.

                                               /s/ Robert S. Rubin
                                               -----------------------------
                                               Robert S. Rubin

                                               15-April-02
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                                               Date

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                                                                        RLC